Sublease Agreement

         Sublease AGREEMENT (the "Sublease") dated as of the 17th day of June, 1996 by and between LIZ CLAIBORNE ACCESSORIES, INC., a Delaware corporation, having an office at One Claiborne Avenue, North Bergen, New Jersey 07047 (the "Sublandlord") and KENNETH COLE PRODUCTIONS, INC., a New York Corporation, having an office at 85 Metro Way, Secaucus, New Jersey 07094 (the "Subtenant").

                                    WHEREAS:

         a. By a lease dated April 16, 1987, as amended by Lease Modification Agreement dated June 30, 1987, letter agreement dated July 22, 1987, Lease Modification Agreement dated June 5, 1991, and letter agreement dated September 15, 1995 (the "Overlease") by and between Hartz Mountain Metropolitan, a New Jersey General Partnership, as landlord, (the "Overlandlord") and Sublandlord, as tenant, Sublandlord has leased from Overlandlord the entire premises and buildings more fully described in the Overlease known as Two Emerson Lane, Secaucus, New Jersey, (the "Buildings") on the real property which is part of the Land more fully described in Exhibit A of the Overlease (the "Land"); and

         b. Subtenant desires to sublet from Sublandlord 239,000 square feet of the warehouse and office Building (the "Sublease Premises"), and obtain exclusive use of certain portions of the Land and those 225 parking spaces which are identified by crosshatching and more fully described on Exhibit A annexed hereto and made a part hereof, upon the terms and subject to the provisions and conditions hereinafter set forth; and

         NOW, THEREFORE, the parties hereto, in consideration of the mutual covenants, conditions and agreements hereinafter contained, do hereby agree as follows:

                              W I T N E S S E T H :

1.       Term.

         Sublandlord hereby sublets the Sublease Premises to Subtenant and Subtenant hereby hires the Sublease Premises from Sublandlord, for a term (the "Term") which shall commence on October 1, 1996 (the "Commencement Date") and which shall expire on June 29, 2002, unless the Term shall be sooner terminated in accordance with the provisions of this Sublease or the Overlease. The Subtenant acknowledges that the Term of this Sublease shall terminate in the event that the Overlease is terminated prior to the expiration date pursuant to the terms set forth therein.

2.       Sublease Premises Square Footage.

         The Sublease Premises consists of two hundred thirty-nine thousand (239,000) square feet of the Building. Subtenant shall also have the exclusive use of certain portions of the Land and the two hundred twenty-five (225) parking spaces ("Subtenant's Parking



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Area") as identified on Exhibit A attached  hereto.  Subtenant  acknowledges and agrees that its use of Subtenant's Parking Area and of any portion of the area in which such parking spaces are located, shall not unreasonably interfere with, impede or restrict access to or egress from any portion of the Building or any other premises subject to the Overlease whether by Sublandlord or any person authorized by Sublandlord.

         Sublandlord acknowledges and agrees that its use of those parking spaces and of any portion of the area in which such parking spaces are located on the Land not permitted to be used by Subtenant hereunder (the "Sublandlord's Parking Area") identified on Exhibit A attached hereto, access to which area may be restricted by signs, shall not unreasonably interfere with, impede or restrict access to or egress from any portion of the Sublease Premises or the Subtenant's Parking Area.

         Both parties agree that neither one shall not place any fence, barricade, or other type of dividing barrier or cause any security guard to administer same between Subtenant's Parking Area and Sublandlord's Parking Area. Subtenant acknowledges that, to the extent parking spaces are vacant in Subtenant's Parking Area, Sublandlord's customers may be allowed to park in same during the weekends without penalty, restriction or any charge to Sublandlord.

3.       Fixed Rent.

         The annual fixed rent (the "Fixed Rent") shall be the amount set forth below for the following periods:

           Period                       Monthly Fixed Rent     Annual Fixed Rent
           ------                       ------------------     -----------------
October 1, 1996 - September 30, 1997        $40,000.00            $  480,000
October 1, 1997 - September 30, 1998        $48,333.33            $  580,000
October 1, 1998 - September 30, 1999        $56,666.66            $  680,000
October 1, 1999 - September 30, 2000        $65,000.00            $  780,000
October 1, 2000 - September 30, 2001        $75,416.66            $  905,000
October 1, 2001 - June 29, 2002*            $85,833.33            $1,030,000*

*    Such amounts shall be prorated for less than one (1) year.


Subtenant covenants and agrees to pay the Sublandlord the annual Fixed Rent in equal monthly installments in lawful money of the United States in advance on or prior to the first (1st) day of each calendar month during the Term, together with additional rent as hereinafter set forth, without any deduction, offset or abatement whatsoever. All payments to be made by Subtenant to Sublandlord hereunder shall be made at One Claiborne Avenue, North Bergen, New Jersey 07047,
Attn: Director - Accounts Payable, or such other place as Sublandlord may hereinafter designate. All amounts due from Subtenant to Sublandlord under this Sublease shall be paid by good and sufficient check (subject to collection). Notwithstanding anything to the contrary contained herein, all Fixed Rent, Fixed Tax Payments (as hereinafter defined) for the first month of the Term of this Lease shall be paid simultaneously with the execution of this Sublease.


4.       Use of the Sublease Premises.

         Subtenant shall continuously use and occupy the Sublease Premises for warehouse distribution, general office and ancillary retail use in accordance with all laws and ordinances of all federal, state, county and municipal governments and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof and any other governmental, public or quasi public authorities having jurisdiction over the Land and the Building ("Permitted Uses").

5.       Incorporation of Overlease Terms.

         a. Words or terms which are capitalized herein, shall have the meaning ascribed to them in the Overlease unless the context clearly requires otherwise.

         b. Except as herein otherwise expressly provided in Article 5(c), and elsewhere in this Sublease, all of the terms, provisions, covenants and conditions contained in the Overlease are hereby made a part hereof. The rights and obligations as are contained in the Overlease are, during the Term, hereby imposed upon the respective parties hereto, Sublandlord being substituted for the landlord thereunder and Subtenant being substituted for the tenant thereunder; provided, however, that Sublandlord shall not be liable to Subtenant for any failure in performance resulting from the failure in performance by the Overlandlord under the Overlease of the corresponding covenant of the Overlease, and Sublandlord's obligations hereunder are accordingly conditional where such obligations require such parallel performance by Overlandlord. The respective terms, covenants, provisions and conditions of the Overlease on the part of Overlandlord to be performed, which have been incorporated herein by reference or as covenants and obligations of Sublandlord hereunder, are to be performed by Overlandlord or its respective successors and assigns, Subtenant hereby agreeing to look solely to Overlandlord for such performance. No representation or warranty made by Overlandlord under the Overlease is deemed made by Sublandlord hereunder. Sublandlord shall not be liable or responsible to Subtenant for any failure or default on the part of Overlandlord, its successors or assigns, or any breach of a representation or warranty made by Overlandlord, its successors or assigns with respect to any of the terms, covenants, provisions, conditions, warranties and representations of or in the Overlease. Sublandlord agrees, however, to use reasonable efforts to enforce its rights (including, without limitation, indemnity obligations of the Overlandlord) pursuant to the Overlease for the benefit of Subtenant upon Subtenant's written request, and Subtenant agrees to reimburse Sublandlord for any and all reasonable costs it shall incur in expending such efforts. If such Sublandlord efforts benefit both Sublandlord and Subtenant, the costs of such efforts shall be equitably pro-rated between Sublandlord and Subtenant on the basis of the benefit received. A copy of the Overlease is attached as Exhibit B hereto.

         c. The Overlease is modified solely for the purposes of this Sublease as follows:

         1. Article 1, Paragraph 1.01:

                  a. Paragraph A: Delete the word "None" and insert "Fixed Rent and Fixed Tax Payments (as hereinafter defined), for the first month of the Term, shall be paid simultaneously with the execution of the Sublease;

                  b.       Paragraphs C and D: Delete the paragraphs;

                  c. Paragraph E: Insert the words "warehouse and office" before "building" and delete the words "or buildings";

                  d. Paragraph H: Delete the words from "244,525" to "B" and insert "the Sublease Premises as defined in the Sublease".

                  e. Paragraph J: Delete the first (1st) sentence;

                  f. Delete paragraphs O, T, V, and FF.

         2. Article 2, Paragraph 2:01: Delete the first sentence.

         3. Article 3:

                  a. Paragraph 3:01: Delete the first sentence;

                  b. Paragraph 3.05: Delete the word "ten (10)" and substitute "seven (7)".

         4. Article 5: Delete Paragraphs 5.01 and 5.02.

         5. Article 6:

                  a. Paragraph 6.01: Delete the second and third sentences;

                  b. Paragraph 6.02: Delete the entire paragraph except for the first sentence;

         6. Article 9: In line 10 of Paragraph 9.01 insert a period "." after the word "Mortgages" and delete the remainder of the sentence from the words "so long" to "period".

         7. Article 10: Delete paragraph 10.01 in its entirety.

         8. Article 11: Delete the entire Article.

         9. Article 13: Delete paragraph 13.04 in its entirety.

         10. Article 15:

                  a. Paragraph 15.01: In lines four and eight delete the words "Five Hundred Thousand and 00/100 Dollars ($500,000)" and insert "Three Hundred Thousand and 00/100 Dollars ($300,000)".

                  b. Paragraph 15.03: In the third line insert a period "." after the word "consent" and delete the remainder of the sentence.

         11. Article 17:

                  a. Paragraph 17.01: In line fourteen after the word "pounds" insert "and One Hundred Pounds and Eighty Pounds" and after the word "foot" insert "for the mezzanine and second floors and the office area of the Demised Premises, respectively." Delete the last sentence in the paragraph.

                  b. Paragraph 17.02: Delete the last sentence in the paragraph.

         12. Article 18, Paragraph 18.01 Delete the second sentence in the paragraph.

         13. Article 22:

                  a.  Paragraph  22.03:  In line twelve  delete the word "ninety
         (90)" and insert "ninety-five";  in line sixteen delete the word "sixty
         (60)" and insert "fifty five (55)".

         14. Article 25:

                  a.  Paragraph  25.02:  In the third line  delete the word "ten
         (10)" and insert "five (5)" therefor; in lines seven, nine and sixteen delete the word "thirty (30)" and insert the words "twenty-five (25)" therefor. In lines thirty-three and thirty-four delete the word "five
         (5)" and insert "three (3)" therefor.

         15. Article 27:

                  a.  Paragraph  27.04:  In the fifth line delete the word "five
         (5)" and substitute "three (3)" therefor.

         16. Article 31: Delete the entire paragraph.

         17. Article 32: Delete the entire paragraph.

         18. Article 35: Delete the entire paragraph.

         19. Rider to Lease:

                  a. Delete Paragraphs R2 and R4.

         20. Exhibit B: Delete in its entirety.

         21. Exhibit C: Delete in its entirety.

         22. Lease Modification Agreement dated June 5 1991:

                  a. Delete Paragraphs 1, 2, 3, 5, 6, 7, 8, 11, 13, 14 and 15.

                  b. Exhibit A: Delete in its entirety.

                  c. Wherever the Overlease refers to the Demised Premises, such reference for the purposes hereof shall be deemed made to the Sublease Premises.

                  d. Wherever the Overlease refers to "Additional Charges", such reference for the purposes hereof shall be deemed made to Additional Rent (hereinafter defined).

                  e. To the extent that there are any inconsistencies between the provisions of the Overlease and the Sublease, the provisions of this Sublease prevails.

6.       Sublease Subject to Overlease, etc..

         This Sublease is expressly made subject and subordinate to all the terms and conditions of the Overlease and to the matters to which the Overlease is or shall be subordinate, except as specifically provided to the contrary in this Sublease, to the extent applicable to the Sublease Premises. Subtenant hereby assumes and covenants that it will, throughout the term hereof, observe all of the provisions of the Overlease, to the extent applicable to the Sublease Premises, on the part of Sublandlord to be performed as the tenant thereunder (except for the payment of rent or additional rent and except as otherwise expressly set forth herein), and that Subtenant will not do any act, matter or thing which will be, result in, or constitute a violation or breach of or a default under the Overlease; any such violation, breach or default shall constitute the breach by Subtenant of a substantial obligation under this Sublease. Subtenant hereby agrees that it shall indemnify, defend and hold Sublandlord harmless from and against any and all claims, penalties and expenses, including reasonable attorneys' fees, based upon any default by Subtenant, during the Term hereof, in Subtenant's performance of those terms, covenants and conditions of the Overlease which are or shall be applicable to Subtenant, as above provided, (except to the extent such default is caused by the negligence of Sublandlord or any of its employees or agents) and Subtenant shall pay to Sublandlord as additional rent hereunder any and all sums which Sublandlord is required to pay to Overlandlord, caused in whole or in part by Subtenant's failure to perform or observe any of the terms and conditions of the Overlease pertaining to the Sublease Premises, as above provided, or by any act or omission described in the preceding sentence. Provided Subtenant is not in default hereunder, Sublandlord hereby agrees that it shall indemnify, defend and hold Subtenant harmless from and against any and all claims, penalties and expenses, including reasonable attorneys' fees based upon any non-payment by Sublandlord in the Rental due Overlandlord pursuant to the Overlease. In any case where the consent or approval of Overlandlord shall be required pursuant to the Overlease, such Overlandlord's consent and Sublandlord's consent shall also be required hereunder.

         If Subtenant shall default in the payment of rent or additional rent hereunder or in the performance or observance of any of the terms, covenants or conditions of this Sublease or the Overlease (to the extent applicable to the Sublease Premises) on the part of Subtenant to be performed or observed, Sublandlord shall have the right (but not the obligation) to exercise all remedies available to it hereunder at law or equity. Without limiting the preceding sentence, Sublandlord shall have the right but not the obligation to all of the same rights and remedies provided to or reserved by Overlandlord in the Overlease; however, the foregoing shall in no way be deemed to limit or impair the rights and privileges of the Overlandlord under the Overlease, or to impose any obligations or liabilities on the part of Sublandlord by reason of the exercise by Overlandlord of any of such rights or privileges with respect to the Sublease Premises or to the use and occupation thereof by Subtenant. Without limitation of the foregoing, Sublandlord shall have the same rights and remedies in the event of non-payment by Subtenant of rent or additional rent hereunder as are available to Overlandlord under the Overlease and at law for the non-payment of rent or of any installment thereof.

         Subtenant shall, promptly after receipt thereof, notify Sublandlord of any notice served by Overlandlord upon Subtenant pursuant to the terms, provisions and conditions of the Overlease or with reference to the Sublease Premises. Sublandlord shall, promptly after receipt thereof, notify Subtenant of any notice served by Overlandlord upon Sublandlord relating in any manner to the Sublease Premises or the services to be provided by Overlandlord to the Sublease Premises. Wherever Overlandlord requires Sublandlord, as tenant under the Overlease, to take any action to prevent a default or to cure any default (other than a default in the payment of rent or additional rent pursuant to the Overlease) applicable to the Sublease Premises within a period of time stated in the Overlease, Subtenant shall complete such action or cure such default not later than five (5) days prior to the expiration of such period within the time periods set forth in the Overlease as modified by Paragraph 5(c)(14) hereinabove, and shall immediately furnish notice of compliance to Sublandlord.

7.       Sublandlord's Work/As Is Condition.

         Sublandlord agrees to substantially complete the work described in the Workletter ("Sublandlord's Work") attached hereto as Exhibit C by September 1, 1996 pursuant to the terms set forth herein. Sublandlord also agrees to deliver certain furniture and shelving in the Sublease Premises more fully described in Exhibit C-2 attached hereto. Title to such furniture and shelving for all purposes shall be deemed to be transferred upon delivery to Subtenant. Sublandlord's Work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not substantially interfere with the Subtenant's use of the Sublease Premises. Sublandlord and Subtenant agree to cooperate with each other in the completion of each party's respective work to the Sublease Premises as set forth herein.
The taking of possession by Subtenant of the Sublease Premises shall be conclusive evidence as against Subtenant that the Sublease Premises were in good and satisfactory condition at the time such possession was taken.

         Subtenant expressly acknowledges and agrees that Sublandlord has not made and is not making, and Subtenant, in executing and delivering this Sublease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Sublease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Sublease and shall expressly refer to this Sublease. This Sublease and said other written agreement(s) made concurrently herewith are hereinafter referred to as the "Sublease Documents". It is understood and agreed that all understandings and agreements heretofore had between the parties relating to the Sublease Premises are merged in the Sublease Documents, which alone fully and completely express their agreements relating to the Sublease Premises and that the same are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Sublease, made by the other. Except for Sublandlord's Work, Subtenant acknowledges that Sublandlord is not required to perform any other work of any kind, nature or description to prepare the Sublease Premises for Subtenant's occupancy, and Subtenant hereby accepts the Sublease Premises in its "as is" condition subject to the specific provisions of this Sublease.

8.       Alterations.

         Subtenant shall comply with the provisions of Article 15 of the Overlease in connection with any changes, alterations or improvements it shall make to the Sublease Premises (collectively "Subtenant Alterations"). No Subtenant Alterations shall be made to the fire protection system in the Sublease Premises unless such Subtenant Alterations are "HPR" rated and approved in accordance with the requirements of Sublandlord's insurers. Subtenant shall perform any desired Subtenant Alterations at its sole cost and expense. Subtenant shall use its best efforts to minimize disruption to Sublandlord's business in connection with the performance of any Subtenant Alterations and shall perform such Subtenant Alterations as expeditiously as reasonably possible.

9.       Subordination and Non-Disturbance.

         This Sublease, and all rights of Subtenant hereunder, shall be subject and subordinate to all ground and underlying leases (including without limitation, the Overlease) of the Land and/or the Building and to all Mortgages affecting the Real Property Land and/or the Building and/or any of such leases, whether or not such Mortgages or leases shall also cover lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages and to all renewals, modifications, consolidations, replacements and extensions of any such leases and such Mortgages and spreaders and consolidations of such Mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, holding a lease or mortgage affecting the Land. In confirmation of such subordination, Subtenant shall promptly execute, acknowledge and deliver any instrument that Sublandlord, the Lessor under any such lease or the Mortgage of any Mortgages, or any of their respective successors in interest may reasonably request to evidence such subordination; and, if Subtenant fails to execute, acknowledge or deliver any such instrument within eight (8) days after request therefor, Subtenant hereby irrevocably constitutes and appoints Sublandlord as Subtenant's attorney in fact, compiled with an interest to execute and deliver any such instruments, for and on behalf of Subtenant.

         Sublandlord shall use its reasonable efforts to obtain a nondisturbance agreement from Overlandlord in favor of Subtenant. However, in no event shall Sublandlord be required to commence legal proceedings against Overlandlord or pay any fees or charges to Overlandlord in connection with such nondisturbance agreement.

10.      Assignment, Subletting and Mortgage.

         a. Subtenant will not, by operation of law or otherwise, assign, mortgage or encumber this Sublease, nor sublet or permit the Sublease Premises or any part thereof to be used by others, without Sublandlord's prior written consent in each instance, which consent shall not be reasonably withheld or delayed subject to the terms of this Article 10, provided that at the time Subtenant requests Sublandlord's consent, Subtenant shall not be in default of any obligations described herein beyond any applicable grace and cure periods. Notwithstanding the foregoing and without limiting any other provisions herein
(i) Sublandlord may condition its consent to an assignment of this Sublease upon
(1) Subtenant's delivery to Sublandlord in recordable form, and within three (3) days after its execution of (x) a duplicate original of the assignment, and (y) an agreement wherein assignee assumes and agrees to keep, observe and perform all of the covenants conditions and obligations to be kept performed and observed under the Sublease and the Overlease on the part of the Subtenant, and
(2) the delivery to Sublandlord by the assignee of an amount equal to two (2) months Fixed Rent and Fixed Tax Payment as a security deposit to ensure the performance of the covenants, conditions and obligations to be kept, performed and observed under the Sublease and the Overlease on the part of the Subtenant (the "Security Deposit"); (ii) Sublandlord may condition its consent to a sublease upon (1) The delivery of the Security Deposit by the Subtenant, and (2) delivery to Sublandlord of a duplicate original of the Sublease Agreement. The parties hereto agree that at no time shall there be more than one (1) sub-sublease in effect with regard to the Sublease Premises. Any permitted assignee or sublessee may only use the Sublease Premises for the Permitted Uses. If this Sublease is assigned, or if the Sublease Premises or any part thereof be sublet or occupied by anybody other than Subtenant, Sublandlord may, after default by Subtenant, collect rent from the assignee, subtenant or occupant and apply the net amount collected to the rent herein reserved but no such assignment, occupancy or collection shall be deemed a waiver of this covenant or the acceptance of the assignee, subtenant or occupant as Subtenant or a release of Subtenant from the further performance by Subtenant of the terms, covenants and conditions of this Sublessee on the part of Subtenant to be performed. Any violation of any provision of this Sublease or the Overlease, whether by act or omission, by any assignee, subtenant or similar occupant, shall be deemed a violation of such provision by Subtenant, it being the intention and meaning of the parties hereto that Subtenant shall assure and be liable to Sublandlord for any and all acts and omissions of any and all assignees, subtenants and similar occupants. The consent by Sublandlord to an assignment, encumbrance, or subletting shall not be construed in any way to relieve Subtenant from obtaining the express consent in writing of Landlord to any further assignment, encumbrance or subletting.

         b. If Subtenant desires to assign this lease or all or part of the Sublease Premises, it shall submit in writing to Sublandlord, at the time it requests such consent the following:

         (i) The name and address of the proposed assignee or subtenant;

         (ii) A true, complete and accurate copy of the agreement between Subtenant and a prospective subtenant or assignee;

         (iii) The nature and character of the business of the proposed assignee or subtenant.

         (iv) At least one banking reference and a financial statement of the proposed, subtenant or assignee, certified by an officer of such entity, for a twelve (12) month period ending not earlier than six (6) months prior to the request.

         c. In the event that Subtenant desires to assign this Sublease or sublet more than twenty-five (25%) percent of the Sublease Premises, Sublandlord shall have the right within twenty-six (26) days after receipt of said application (unless it has given its consent or has exercised the right it may have to withhold its consent) to terminate the Sublease without payment or premium therefore by giving Subtenant notice of its election to do so and unless Subtenant withdraws its application within seven (7) days of Sublandlord's termination notice, thereby voiding such termination, such termination shall become effective thirty days after the giving of such notice, and the Fixed Rent, Fixed Tax Payments, rent and all other charges payable by Subtenant shall be so adjusted and apportioned as of the date of termination of this Sublease.

         d. If Sublandlord's consent to a subletting or assignment has been obtained, Subtenant shall pay to Sublandlord, as additional rent hereunder, if applicable, in the event of a subletting, an amount equal to fifty (50%) percent of the monthly sublet rent received in excess of the monthly Fixed Rent and Fixed Tax payments payable hereunder due within five (5) days of Subtenant's receipt of such excess amount, except that if the sublet is for less than all of the Sublease Premises, an appropriate pro rata adjustment shall be made in determining the excess of sublet rental over the prorated rental payable under this Sublease and in the event of an assignment an amount equal to fifty (50%) percent of any consideration paid on account of the assignment due within ten
(10) days of receipt thereof by Subtenant. In no event shall this paragraph be interpreted or construed to permit Subtenant to remit less than the Fixed Rent and Fixed Tax payments and additional rent under all other provisions of this Sublease. The provisions of this paragraph shall survive the expiration or earlier termination of this Sublease.

         e. The parties agree that Sublandlord shall not be deemed "unreasonable" if it withholds its consent to any subletting or assignment because Overlandlord has not given its consent to such subletting or assignment.

         f. If Sublandlord shall not have exercised any of its options described above within the time limits set forth above, Sublandlord shall notify Subtenant in writing if it consents to or denies a proposed assignment, or sublet or occupancy, within thirty (30) days of its receipt of a request for such consent together with the information described herein above.

         g. If a Sublandlord consents to such subletting or assignment, Subtenant shall, following the execution of a Sublease or assignment agreement and prior to the effectiveness of such Sublease or assignment, deliver to Sublandlord, a duplicate, executed original of the instrument of assignment or Sublease as the case may be, duly executed by the appropriate party and if Subtenant assigns its interest in this Sublease, said assignee shall assure the obligation for performance of Subtenant's obligations thereafter arising under this Sublease and shall become jointly and severally liable with Subtenant for the performance thereof pursuant to the instrument of assignment.

         h. Each of the foregoing provisions shall apply to each and every assignment or subletting. An assignment of the Sublease or a subletting as above provided, shall not discharge or release from liability hereunder Subtenant or any other person, firm or corporation which shall have previously assumed Subtenant's obligations hereunder such liability to remain and continue for the balance of the term with the same force and effect as though no assignment or subletting had been made.

         i. Subtenant shall pay the reasonable expenses, including, but not limited to reasonable attorneys' fees incurred by Sublandlord in connection with the review and/or preparation and/or execution of any documents submitted to Sublandlord relating to a request for Sublandlord's consent to a proposed assignment or subletting not to exceed $1000.00 in any one instance. Such $1000 limit shall be increased by $100 each calendar year during the term commencing in 1998.

         j. Any attempted assignment or subletting made contrary to the provisions of this Article shall be null and void. No consent by Sublandlord or Overlandlord to any assignment or subletting shall in any manner be considered to relieve Subtenant from obtaining Sublandlord or Overlandlord's express written consent to any further assignment or subletting.

11.      Additional Rent.

         a. General. In addition to the Fixed Rent, Subtenant shall pay to Sublandlord during the Term, the charges described in Articles 6 and 18 of the Overlease, as such share and/or charge is determined pursuant to this Sublease and the provisions of the Overlease attached hereto as Exhibit B, in the manner and at the times provided therein, except as modified by this Article 11 (the "Additional Rent") and all other amounts payable by Subtenant to Sublandlord pursuant to the provisions herein.

         b. Taxes. Subtenant's Real Estate Tax payments as defined in Article 6 of the Overlease shall be the following in lieu of any Real Estate Tax payments required under the Overlease: (i) the fixed amounts as follows: (the "Fixed Tax Payment"):

                                             Monthly Fixed         Annual Tax
            Period                            Tax Payment           Payment
            ------                            -----------           -------
October 1, 1996 - September 30, 1997          $14,166.66       $170,000.00
October 1, 1997 - September 30, 1998          $16,250.00       $195,000.00
October 1, 1998 - September 30, 1999          $18,333.33       $220,000.00
October 1, 1999 - September 30, 2000          $20,416.66       $245,000.00
October 1, 2000 - September 30, 2001          $20,416.66       $245,000.00
October 1, 2001 - June 29, 2002               $20,416.66       $245,000.00*

*  Such amounts shall be prorated for less than one (1) year.

Subtenant covenants and agrees to pay the Sublandlord the Fixed Tax Payment in lawful money of the United States in advance on or prior to the first (1st) day of each calendar month of the Term, without any deduction, offset or abatement whatsoever. All such Fixed Tax Payments shall be made by Subtenant to Sublandlord simultaneously with Fixed Rent as described hereinabove in Paragraph 3.

                  (ii) In addition to the above Fixed Tax Payment, commencing on January 1,1997 and each year thereafter Subtenant shall be responsible for paying 84.6% of any increase in the Real Estate Taxes due, above the 1995/1996 Real Estate Tax bill for the Building and the Land which 1995/1996 Real Estate tax bill is equal to $309,450.00 (the "Additional Tax Payment"). Any such Additional Tax Payment shall be due within twenty (20) days of Sublandlord's invoice therefor which shall include a copy of any applicable subsequent Real Estate tax bill for the Building and the Land.

             (iii) If Sublandlord receives any credits or refunds on Real Estate Taxes for past or future Real Estate Tax bills, Sublandlord shall be entitled to receive and retain the entire amount of such credit or refund. Sublandlord agrees that it shall file protests as to the valuation of the Land and the Building every tax year.

         c.       Utilities.   Modifying  Article 18  of  the  Overlease:

                  (i) Subtenant shall be responsible for paying all charges for gas, water, sewer, electricity, heat or other utility or service supplied to the Premises, Building and the Land relating to Subtenant's use and any cost of repair, maintenance, replacement and reading of any meters measuring consumption, if applicable. The usage of electricity and gas are currently separately metered for the Sublease Premises by gas meter number 2209067 and electric meter number 598001407. Additionally, the usage of domestic and fire protection water services are currently separately metered for the Sublease Premises by water meter numbers 88230613 and 28606257. As of the date of commencement of this Sublease, Subtenant shall assume the accounts corresponding to these respective meters and pay the respective utility companies promptly for all charges billed. Subtenant shall be responsible for paying to Sublandlord 84.6% of the sewer charges and any other utility charges attributable to the Subtenant's usage which are incurred for the Building and the Land within twenty
(20) days of Sublandlord's delivery of a bill therefor. Provided Sublandlord receives payment from Subtenant as described herein, Sublandlord agrees to pay such sewer and other utility charges for which it is responsible hereunder for the Building and Land within the time periods required by the utility companies. Provided Sublandlord receives payment from Subtenant as described herein, Subtenant shall not be responsible for any fines or penalties for late payments as a result of Sublandlord's failure to pay such utility charges in a timely manner. Subtenant expressly agrees that Sublandlord shall not be responsible for the failure of supply to Subtenant of any of the aforesaid, or any other utility service. Sublandlord shall not be responsible for any public or private telephone service to be installed in the Sublease Premises, particularly conduit if required.

         (ii) Subtenant's use of electric energy in the Sublease Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Sublease Premises which is currently 3,000 amps, 480 volt, 3 phase. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Subtenant shall not, without Sublandlord's prior consent in each instance, (which shall not be unreasonably withheld) connect any fixtures, appliances or equipment to the Building's electric distribution system of the Sublease Premises existing on the date hereof. Should Sublandlord grant such consent, all additional risers or other equipment required thereof shall be provided by Sublandlord and the cost thereof shall be paid by Subtenant to Sublandlord on demand.

         d. Operating Expenses. Modifying Article 6 of the Overlease, Subtenant shall be responsible for paying only the following amounts for Operating Expenses (as defined in the Overlease) pursuant to the provisions of this
Sublease:

         (i) 84.6% of any Operating Expense payments due by Sublandlord to Overlandlord pursuant to the Overlease, provided that such charges are not incurred solely for services or facilities furnished to the Premises demised under the Overlease other than the Sublease Premises;

         (ii) 84.6% of Sublandlord's cost for the provision of the All Risk Property Insurance in respect of the Building and other improvements on the Land (except for such insurance described in Article 13.02 of the Overlease which Subtenant shall be obligated to procure and maintain) and rent insurance as more particularly described in Article 13.01 of the Overlease.

         e. Pro-Rations. In the event that additional rent is due under the Overlease with respect to any period which includes the Commencement Date or the date of expiration of the Sublease term, Subtenant's obligations hereunder on account of such additional rent shall be appropriately pro-rated. The provisions of this paragraph shall survive termination of this Sublease.

         f. Additional Charges under Overlease. Subtenant agrees to pay to Sublandlord within twenty (20) days of delivery of an invoice therefor 84.6% or an amount equal to Subtenant's actual usage, if applicable, of any additional charges that Sublandlord may agree or be obligated, pursuant to the Overlease, by lease amendment or otherwise, to pay to Overlandlord, provided such charges are not incurred solely for services or facilities furnished to portions of the premises demised under the Overlease other than the Sublease Premises (i.e., do not discriminate against Subtenant) and, in the reasonable judgment of Sublandlord, it is not feasible to exclude the Sublease Premises. Any such additional charges shall be equitably pro-rated with respect to the Sublease Premises. Notwithstanding anything to the contrary set forth herein, there shall be no duplicate charges payable by Subtenant pursuant to this Subparagraph and Subparagraph (d) above.

12.      Repairs/Maintenance.

         Modifying Article 17 of the Overlease, the exterior areas described in the third sentence in such Article required to be repaired and maintained by Subtenant are depicted by outline in red in Exhibit D attached hereto (the "Exterior Sublease Premises"). The Term "Exterior Common Areas" set forth in
Article 17 of the Overlease for purposes of this Sublease shall mean the Exterior Sublease Premises and the exterior areas of the premises demised to Sublandlord pursuant to the Overlease.

         As more particularly described in Article 17 of the Overlease, Subtenant shall be responsible for the prompt removal of snow, ice and rubbish (including litter) accumulation from the Exterior Sublease Premises. Subtenant shall obtain a reputable contractor(s) to perform such service which contractor(s) Subtenant shall advise to Sublandlord. Additionally, at Sublandlord's election, Subtenant shall require such contractor to provide a quote for service to the Sublandlord's Exterior Premises (defined hereinafter) and if satisfactory to Sublandlord, such contractor shall remove snow, ice and rubbish (including litter) accumulation in the parking areas, sidewalks and areas immediately surrounding the Building demised to Sublandlord pursuant to the Overlease excluding the Exterior Sublease Premises (depicted as the area crosshatched on Exhibit D) (the "Sublandlord's Exterior Premises"). If Subtenant's contractor provides the services described in this paragraph to both the Exterior Sublease Premises and the Sublandlord's Exterior Premises, then in the event that any snow or ice accumulates from Monday 8:00 a.m. to Friday at 6:00 p.m., Subtenant shall be required to contact the contractor to perform such services for the Exterior Sublease Premises as well as the Sublandlord's Exterior Premises (the "Snow Contract Areas"). In the event that any snow or ice accumulates from Friday at 6:01 p.m. to Monday 7:59 a.m., Sublandlord shall be required to contact the contractor to remove such accumulation from the Snow Contract Areas. If Sublandlord elects to have Subtenant's contractor provide the services described in this paragraph, Subtenant shall be required to promptly pay its contractor for the services described herein and Sublandlord shall be required to reimburse to the Subtenant its share of the invoices rendered therefor for the Sublandlord's Exterior Premises.

13.      Amendments to Overlease.

         Subtenant agrees to be bound, for all purposes of this Sublease, by any subsequent amendments to the Overlease. Sublandlord agrees not to amend or modify the Overlease in any way that would discriminate against Subtenant, or which would materially affect Subtenant's rights or obligations hereunder or which would increase Subtenant's Fixed Rent, Fixed Tax Payments or Additional Rent hereunder. Upon the request of Sublandlord at anytime during the term of this Sublease, Subtenant agrees to confirm in writing its agreement to be bound by subsequent amendments to Overlease.


14.      Commercial Rent or Occupancy Tax.

         If any commercial rent or occupancy tax shall be levied with regard to the Sublease Premises, Subtenant shall pay the same either to the taxing authority, or, if appropriate, to Sublandlord, as additional rent, on or before the due date of such payment. In the event that any such tax payment shall be made to Sublandlord, Sublandlord shall remit the amount of such payment to the taxing authority on Subtenant's behalf.

15.      Insurance and Indemnity.

         a. Notwithstanding anything to the contrary set forth herein and in the Overlease, Sublandlord shall remain responsible for maintaining the All Risk insurance in respect of the Building and other improvements on the Land and rent insurance as more particularly described in the provisions of Article 13.01 of the Overlease. Subtenant shall be responsible for paying to Sublandlord 84.6% of such costs pursuant to Article 11 herein within twenty (20) days of a delivery of an invoice therefor by Sublandlord.

         b. All insurance required to be carried by the Subtenant pursuant to the terms of Article 13.02 of the Overlease, shall name Sublandlord and Overlandlord and any requested superior Lessor or mortgages as additional insureds, as their interests may appear. Notwithstanding anything set forth herein or in the Overlease to the contrary, neither Subtenant nor Sublandlord shall be liable or responsible for, and each party hereby releases the other from, all liability and responsibility to the other and any person claiming by, through or under the other, by way of subrogation or otherwise, for any injury, loss or damage to any person or property, in or around the Land, or Building or to the other's business covered by insurance carried or required to be carried hereunder irrespective of the cause of such injury, loss or damage and each party shall require its insurers to include in all of such party's insurance policies which could give rise to a right of subrogation against the other a clause or endorsement whereby the insurer waives any rights of subrogation against the other. Subtenant shall deliver a certificate of such insurance to Sublandlord within one (1) business day prior to taking occupancy of the Sublease Premises; and certificates of renewal policies shall be delivered at least thirty (30) days prior to the expiration of the then current policies. If Subtenant shall fail to obtain and deliver such policies in the manner herein provided, Sublandlord may, upon three (3) days' prior written notice, obtain such coverage and charge the cost thereof to Subtenant as Additional Rent hereunder, to be paid by Subtenant, as and when billed.

         c. Subtenant shall indemnify, defend and hold harmless Sublandlord, Overlandlord and all Superior Lessors and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims, liabilities, demands, suits, actions, judgments, costs, damages and recoveries for, or on account of, damage or injury (including death) to property or persons (collectively "Claims") arising from or in connection with (1) the conduct or management of the Sublease Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Sublandlord) in the Sublease Premises, or the Subtenant's Parking Area, or the Exterior Sublease Premises, during the Term or during the period of time, if any, prior to the Commencement Date that subtenant may have been given access to the Sublease Premises; (2) any act, omission or negligence of Subtenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (3) any accident, injury (including death) or damage to persons or property (except to the extent caused by Sublandlord's negligence) occurring in the Sublease Premises, the Subtenant's Parking Area, or the Exterior Sublease Premises; and
(4) any breach or default by Subtenant in the full and prompt payment and performance of Subtenant's obligations under this Sublease and the Overlease, together with all costs, expenses and liabilities incurred or in connection with each such Claim brought thereon, including, without limitation, all attorney's fees and expenses. In the event that any action or proceeding is brought against Sublandlord, any Superior Lessor, or the Overlandlord and/or its or their partners, joint venturers, directors, officers, agents, and/or employees by reason of any such Claim, Subtenant, upon notice from Sublandlord, Superior Lessor or Overlandlord, shall resist and defend, at Subtenant's own cost and expense, such action or proceeding by counsel reasonably satisfactory to Sublandlord. In the event Subtenant fails to defend such a proceeding, Sublandlord may, at its option, retain counsel of its own choosing and the reasonable cost thereof (including reasonable disbursements) shall be borne by Subtenant. Any counsel retained by Subtenant pursuant to this paragraph shall have no authority to settle, compromise or otherwise resolve any claim against Sublandlord, any Superior Lessor or Overlandlord without such party's prior consent, such consent not to be unreasonably withheld or delayed; provided, however, consent may be withheld in Sublandlord's, Superior Lessor's or Overlandlord's sole discretion if the settlement, compromise or resolution of the Claim affects the rights and privileges of Sublandlord, Superior Lessor or Overlandlord and requires any respective party to pay any sums of money.

         d. Subject to the provisions of Paragraphs (a) and (b) above, Sublandlord shall indemnify, defend and save Subtenant harmless from and against any and all Claims resulting from (1) the conduct or management of the Sublandlord's Premises (defined in Paragraph 27 below) or of any business therein, or any work or thing whatsoever done or any condition created (other than by Subtenant) in the Sublandlord's Premises during the Term; (2) any accident, injury (including death) or damage to persons or property (except to the extent caused by Subtenant's negligence) occuring in the Sublandlord's Premises, and (3) any act, omission or negligence of Sublandlord or any of its subtenants or licensees (other than Subtenant) or its or their partners, joint venturers, directors, officers, agents, employees or contractors. In the event that any action or proceeding is brought against Subtenant and/or its partners, joint venturers, directors, officers, agents and/or employees by reason of any such Claim, Sublandlord, upon notice from Subtenant, shall resist and defend, at Sublandlord's own cost and expense such action or proceeding by counsel reasonably satisfactory to Subtenant. In the event Sublandlord fails to defend such a proceeding, Subtenant may, at its option, retain counsel of its own choosing and the reasonable cost thereof (including reasonable disbursements) shall be borne by Sublandlord. Any counsel retained by Sublandlord pursuant to this paragraph shall have no authority to settle, compromise or otherwise resolve any claim against Subtenant, without its prior consent, such consent not to be unreasonably withheld or delayed; provided, however, consent may be withheld in Subtenant's sole discretion if the settlement, compromise or resolutions of the Claim affects the rights and privileges of Subtenant and requires Subtenant to pay any sums of money.

         Subtenant's and Sublandlord's obligations under this Article 15 shall survive the expiration or other termination of this Sublease.

16.      Brokerage.

         Sublandlord and Subtenant each represents that it has dealt with no broker other than Charles Klatskin Company, Inc. (the "Broker") in connection with this Sublease and Sublandlord agrees to pay the Broker its fee pursuant to a separate agreement. Each party agrees to indemnify, defend and hold harmless the other against any claim, including reasonable attorneys' fees by any person or entity claiming to have dealt with the indemnifying party with respect to this Sublease. The provisions of this Article 16, shall survive the expiration or earlier termination of this Sublease.

17.      Assignment of Overlease.

         The term "Sublandlord" as used in this Sublease means only the tenant under the Overlease at the time in question, so that if the Overlease is assigned by the tenant thereunder, the assignor shall be thereupon released and discharged from all covenants, conditions and agreements of Sublandlord hereunder accruing from and after the date of such assignment, but such covenants, conditions and agreements shall be binding on the assignee until thereafter assigned and, provided, however that such assignee assumes the obligations of the Sublandlord as set forth herein.

18.      Payments.

         Notwithstanding anything contained elsewhere herein to the contrary, unless directed in writing by Sublandlord to make payments directly to Overlandlord, Subtenant shall make all payments hereunder to Sublandlord. The due date of each such payment shall be as set forth in this Sublease or if no due date is set forth herein, twenty (20) business days after Subtenant has received from Sublandlord a statement for such amounts due.

19.      Binding Effect.

         The covenants, conditions and agreements contained in this Sublease shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns (to the extent permitted hereunder).

20.      Modification, Waiver, etc.

         No modification or waiver of any of the terms hereof shall be valid or binding on either party, unless in writing duly executed by both of the parties hereto. No waiver by either party hereto of any breach hereof or default or delinquency hereunder by the other and no failure by either party hereto to require performance or satisfaction of any provision of this Sublease, shall be deemed a waiver of any subsequent breach, default or delinquency of the same or similar nature by the other, or as a waiver of the provision itself or of the full right of the claiming party to require such performance or satisfaction at any time thereafter. No failure of either party hereto to exercise any right, privilege, discretion or power given it hereunder, or to insist upon strict compliance by the other party with any obligation in this Sublease, and no custom or practice of either party hereto (or otherwise) at variance with the terms hereof shall constitute a waiver or modification of its right to demand exact compliance with the terms hereof.

21.      Right of Sublandlord to Perform Subtenant's Covenants, etc.

         If Subtenant shall have defaulted in the observance or performance of any term or covenant on Subtenant's part to be observed or performed under or by virtue of any of the terms or provisions of this Sublease, then, unless otherwise provided elsewhere in this Sublease, if, after notice of default, Subtenant has not itself cured the default at least three (3) days prior to the date that Overlandlord has the right to cure such default under Article 25 of the Overlease, then Sublandlord may at any time thereafter and without further notice perform the same for the account of Subtenant, and if Sublandlord makes any expenditures or incurs any obligations for the payment of money in connection therewith including, but not limited to, reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred with interest and costs shall be deemed to be additional rent hereunder and shall be paid by Subtenant to Sublandlord within five (5) days of rendition of any bill or statement to Subtenant therefor.

22.      Acceptance of Rent; Surrender.

         The receipt by Sublandlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach and no provision of this Sublease shall be deemed to have been waived by Sublandlord unless such waiver is in writing signed by Sublandlord. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such rent or pursue any other remedy provided in this Sublease. No act or thing done by Sublandlord or Sublandlord's agents during the term hereof shall be deemed an acceptance of a surrender of the Sublease Premises and no agreement to accept such surrender shall be valid unless in writing signed by Sublandlord. No employee of Sublandlord or Sublandlord's agent shall have any power to accept the keys to the Sublease Premises prior to the termination of this Sublease, and the delivery of keys to any such agent or employee shall not operate as a termination of this Sublease or a surrender of the Sublease Premises.

23.      Waiver of Jury Trial; Counterclaims.

         It is agreed by Sublandlord and Subtenant that they shall and hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other (except for personal injury or property damage) on any matter whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, Subtenant's use or occupancy of the Sublease Premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Sublandlord commences any summary proceeding, Subtenant will not interpose any counterclaim of whatever nature or description in any such proceeding, except for any counterclaim which would by virtue of not being interposed by Subtenant in any such proceeding, be deemed permanently waived in any other or future action or proceeding.

24.      At End of Term.

         Upon the expiration or sooner termination of the Term, Subtenant shall vacate and surrender the Sublease Premises in broom-clean condition, restore the Sublease Premises as may be required under the provisions of the Overlease as herein incorporated including, without limitation, removing the shelving and furniture transferred to Subtenant at the commencement of this Sublease and repair any damage to the Sublease Premises caused by any permitted removal therefrom except for ordinary wear and tear and such damage or destruction as Overlandlord is required to repair or restore under the provisions of the Overlease.

25.      Notices.

         Any notice or demand which under the terms of this Sublease or under any statute must or may be given or made by the parties hereto, shall be in writing, and shall only be effective if given or made by personal delivery or recognized overnight courier, delivery receipt requested, or by mailing the same by registered or certified mail, return receipt requested, postage prepaid, addressed to the parties at the following addresses:


         If to Sublandlord:                 Liz Claiborne Accessories, Inc.
                                    One Claiborne Avenue
                                    North Bergen, NJ  07047
                                    Attn:  Legal Department

         If to Subtenant:                    Kenneth Cole Productions, Inc.
                                   85 Metro Way
                                   Secaucus, NJ  07094
                                   Attn:  Chief Financial Officer

         with a copy to:                    Kenneth Cole Productions
                                   85 Metro Way
                                            Secaucus, NJ  07094
                                   Attn:  General Counsel

After the Commencement Date any notices delivered to Subtenant shall be addressed to the Sublease Premises. Either party, however, may designate in writing such new or other address to which such notice or demand shall thereafter be so given, made or mailed. Any notice given hereunder shall only be deemed delivered three (3) days after being deposited in a post office or earlier, as noted on a signed delivery receipt, maintained by the United States Government, enclosed in a registered or certified prepaid wrapper addressed as hereinbefore provided, or when hand delivered or upon the next business day when delivered by recognized overnight courier (as evidenced by a delivery receipt).

26.      Miscellaneous.

         This Sublease is made in the State of New Jersey and shall be governed by and construed under the laws thereof. The headings in this Sublease are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Sublease shall not be binding upon Sublandlord for any purpose whatsoever unless and until Sublandlord has delivered to Subtenant a fully executed copy hereof.

27.      Access to Sublease Premises and Reservation by Sublandlord.

         Sublandlord, Sublandlord's agents, employees and contractors, Overlandlord and Overlandlord's agents, employees and contractor shall have the right to enter the Sublease Premises (in an emergency at any time without prior notice), during reasonable business hours, upon reasonable notice to obtain access to Sublandlord's Premises (defined below), Sublandlord's cable and other wiring associated with its telephone and data communications services and to examine the Sublease Premises and to make such repairs, replacements, improvements and alterations as Sublandlord or Overlandlord may be required to make hereunder or pursuant to the provisions of the Overlease and to enforce its rights herein.

         Sublandlord reserves the right to place, maintain, repair and replace such telephone and data communications cables and wiring in and through the Sublease Premises as is necessary to service Sublandlord's business. Such cables and wiring shall not unreasonably interfere with Subtenant's operations in the Sublease Premises.

         For purposes of this Sublease, "Sublandlord's Premises" shall be deemed those portions of the Building and Land demised to and permitted to be used by Sublandlord under the Overlease which Subtenant is not demising hereunder or exclusively using pursuant to the terms hereof.

28.      Status of Landlord/Tenant Under Overlease.

         Sublandlord hereby represents to Subtenant that to its knowledge, as of the date hereof, (a) the Overlease is in full force and effect subject to the bankruptcy laws and other equitable remedies, (b) it, as the tenant under the Overlease, is not in violation of any of the terms or provisions of the Overlease, and (c) the Overlandlord, as the Landlord under the Overlease, is not in violation of any of the terms or provisions of the Overlease.

29.      Overlandlord Consent/HMDC Approval.

         This Sublease is conditional upon (i) the approval of the Overlandlord, and (ii) the approval of and issuance of an occupancy certificate by the Hackensack Meadowland Development Commission (HMDC). Sublandlord shall use its reasonable efforts to obtain the Overlandlord's consent which shall not include any obligation to institute legal proceedings or the payment of any monetary sum. Subtenant shall submit the required application and fee to the HMDC and Subtenant shall be required to promptly complete all information necessary for such application. In addition the Subtenant shall be required to obtain any applicable approvals and/or any occupancy certificates from the Town of Secaucus. In the event that the approvals set forth in subparagraphs (i) and
(ii) are not received within ninety (90) days after the execution date hereof either party has the right to terminate this Sublease upon ten (10) days prior written notice to the other. In the event of termination pursuant to the provisions of this paragraph, title to the furniture and shelving described in Paragraph 7 above shall revert to Sublandlord. Sublandlord shall return the Fixed Rent and Fixed Tax Payment for the first month of the term of this lease paid by Subtenant upon the execution hereof within five (5) days of such termination.

30.      Quiet Enjoyment.

         Sublandlord covenants and agrees with Subtenant that upon Subtenant's paying the Fixed Rent, the Fixed Tax Payment, Additional Tax Payment and additional rent in accordance with the terms of this Sublease and observing and performing all the terms, covenants and conditions on Subtenant's part to be observed and performed under the Sublease and the Overlease. Subtenant may peaceably and quietly enjoy the Sublease Premises subject, nevertheless, to the terms and conditions of this Sublease, and the Overlease and to the matters to which the Sublease or the Overlease is or shall be subordinate.

31.      Hazardous Materials.

         Sublandlord hereby represents that to its knowledge, Sublandlord has not placed or stored materials, substances or waste including, without limitation, asbestos, deemed hazardous, dangerous, toxic or a pollutant pursuant to Applicable Environmental Laws (defined below) (collectively "Hazardous
Waste"), on, in or about the Sublease Premises in violation of applicable federal, state or local laws, rules and regulations ("Applicable Environmental Laws"). Sublandlord and Subtenant agree that neither shall cause or permit to be brought upon, released, stored, treated, disposed of, generated or used in, on or about the Building, the Sublease Premises or the Land, any Hazardous Waste in violation of Applicable Environmental Laws except such deminimus quantities normally used in the operation of their respective businesses provided same is in compliance with all Applicable Environmental Laws. Subtenant shall promptly notify Sublandlord of any activity or operation to be conducted by Subtenant at the Sublease Premises which involves the use, release, handling, generation, treatment, storage or disposal of any Hazardous Waste.

         If at any time any Hazardous Waste is found in or on the Building, the Sublease Premises or the Land which was caused by or is the result of actions of Sublandlord, Sublandlord at its sole cost and expense, shall remediate same to the extent required by and in accordance with all Applicable Environmental Laws. Sublandlord shall indemnify, defend and hold harmless Subtenant its officers, directors, agents and employees from and against all claims, obligations, demands, actions, proceedings, judgments, loss, damages, liability and all costs (including reasonable attorney fees) that Subtenant may sustain or incur as a result of or on account of the noncompliance of the Sublease Premises with Applicable Environmental Laws caused by Sublandlord's actions.

         If at any time any Hazardous Waste is found on the Sublease Premises, the Building or the Land, which was caused by or is the result of the actions of Subtenant, Subtenant, at its sole cost and expense, shall promptly remove same in accordance with all Applicable Environmental Laws and shall indemnify and hold harmless Sublandlord, its officers, directors, agents and employees from
and  against  all  claims,  obligations,   demands,  actions,   proceedings  and
judgments, loss, damages and liability and any and all costs (including reasonable attorneys fees) which may be imposed or which Sublandlord may incur as a result of or on account of the noncompliance of the Sublease Premises with Applicable Environmental Laws caused by the actions of Subtenant, its employees, agents or contractors or the use, treatment, generation, production, manufacture, storage, sale or release or disposal of Hazardous Waste on the Sublease Premises on or after the Subtenant's possession of the Premises or the breach of the covenants contained herein.

         Notwithstanding anything set forth herein to the contrary, Subtenant shall not be obligated to remove or remediate any Hazardous Waste found on the Sublease Premises, the Building, or the Land which existed prior to its possession of the Sublease Premises.

         It is Sublandlord's understanding that the Overlandlord removed one 10,000 gallon No. 2 heating oil underground storage tank the ("UST") from the Land on or about 1988. Sublandlord makes no representations with respect to such UST. Without limiting the immediately preceding sentence, Sublandlord makes no representations with respect to the UST removal procedure, any remediation which Overlandlord may have performed or the condition of the area surrounding the previous location of the UST.

         The provisions of this Paragraph 31 shall survive the expiration or earlier termination of this Sublease.

         IN WITNESS WHEREOF, Sublandlord and Subtenant have duly executed this Sublease as of the day and year first written above.

                                SUBLANDLORD:

                                Liz Claiborne Accessories, Inc.


                                By:  _____________________________
                                Title: Vice President General Counsel

                                SUBTENANT:

                                Kenneth Cole Productions, Inc.


                                By:
                                Title:

                                   EXHIBIT A


Depiction of the Sublease Premises and Sublandlord's and Subtenant's Parking Spaces and Access Driveways to Sublease Premises

EXHIBIT B


Overlease

                                    EXHIBIT C


                        Workletter/Inventory of Furniture


Sublandlord shall complete the following work in the Sublease Premises by September 1, 1996:

(i) Sublandlord shall paint and carpet the office area including repairing all baseboards and plastering all holes in the walls (depicted in the Exhibit C-1 attached hereto) at a cost not to exceed $80,000.

(ii) Sublandlord shall deliver to HVAC system, sprinkler system, electrical system, plumbing and mechanical systems for the Sublease Premises in working order.

(iii)             Replace water damaged ceiling tiles;

(iv)              Repair floor in kitchen area; and

(v)               Repair floor in bathroom area.

                                   EXHIBIT C-1


Outline of Office Area to be Painted and Carpeted

                                   EXHIBIT C-2


                       Inventory of Furniture and Shelving

                                    EXHIBIT D


Depiction of Exterior Area that Subtenant is Required to Repair and Maintain